UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2007
Date of Report (Date of earliest event reported)

GENEVA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

On February 23, 2007, the Company entered into a formal Property Option Agreement (the "Property Option Agreement"), dated for reference January 22, 2007, with St. Elias Mines Ltd. ("St. Elias"), pursuant to which St. Elias granted to the Company an option (the "Option") to acquire not less than an undivided 66% legal, beneficial and registrable interest in certain mining leases in Peru including, without limitation, St. Elias' option to earn a 95% interest in the Vilcoro Gold Property project comprised of approximately 600 hectares in Peru (collectively, the "Properties").

The Property Option Agreement is attached to this Current Report as an Exhibit. In addition, this Current Report is in furtherance of the Company's Current Report dated January 22, 2007 which disclosed the Company's original Letter of Intent to which the Property Option Agreement is now the formal and final agreement.

Under the terms of the Property Option Agreement, and in order to exercise its Option to acquire the Properties, the Company is required to make the following non-refundable cash payments to St. Elias totalling U.S.$350,000 in the following manner: (i) the first payment of U.S. $50,000 is due within five business days from the execution of the Property Option Agreement, which will be paid shortly; (ii) the second payment of U.S. $100,000 is due on or before the twelve-month anniversary of the signing of the Property Option Agreement; and (iii) the third payment of U.S. $200,000 is due on or before the twenty-four-month anniversary of the signing of the Property Option Agreement; and the Company is required to issue to St. Elias 50,000 shares of common stock of the Company on or before the twelve-month anniversary of the signing of the Property Option Agreement; and the Company is required to incur the following incurred costs totalling U.S. $2,500,000 in the following manner: (i) a first expenditure of U.S. $500,000 to be incurred on or before the twelve-month anniversary of the signing of the Property Option Agreement; (ii) the second expenditure of U.S. $750,000 to be incurred on or before the twenty-forth-month anniversary of the signing of the Property Option Agreement; and (iii) the third expenditure of U.S. $1,250,000 to be incurred on or before the thirty-sixth-month anniversary of the signing of the Property Option Agreement.

Also under the terms of the Property Option Agreement: (a) St. Elias will be the operator of the Properties and will receive an 8% operator fee on all exploration expenditures; (b) once the Company exercises the Option, the Company agrees to pay 100% of all on-going exploration, development and production costs until commercial production (the "Production Costs"); and (c) the Company has the right to receive 100% of any cash flow from commercial production of the Properties until it has recouped the Production Costs, after which the cash flow will be allocated 66% to the Company and 34% to St. Elias.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1

Property Option Agreement between the Company and St. Elias dated for reference January 22, 2007, as executed on February 23, 2007, with respect to an Option to acquire certain Properties by the Company from St. Elias.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA GOLD CORP.
DATE: February 27, 2007.	/s/ Marcus M. Johnson Marcus M. Johnson President, Chief Executive Officer and a director

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